Exhibit 99.1

INTERVAL LEISURE GROUP REPORTS FIRST QUARTER 2014 RESULTS

MIAMI—(BUSINESS WIRE)—May 7, 2014— Interval Leisure Group (Nasdaq: IILG) (“ILG”) today announced results for the three months ended March 31, 2014.

FIRST QUARTER 2014 HIGHLIGHTS

•                  ILG consolidated revenue increased by 16.4% year-over-year.

•                  Interval International renewed four large multi-year corporate affiliations.

•                  Management and Rental segment acquisitions drove topline growth.

•                  Earnings per share of $0.41.

“The first quarter revenue growth demonstrates the positive impact from our strategy to broaden the ILG footprint.” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group. “Our latest transaction, the purchase of the Hyatt Residential Group and exclusive master license agreement for use of the Hyatt brand in shared ownership, is the next step in the evolution of ILG as a comprehensive provider of non-traditional lodging and hospitality services.”

Financial Summary & Operating Metrics (USD in millions except per share amounts)

	Three Months Ended March 31,		Quarter Over Quarter
Metrics	2014	2013	Change
Revenue	157.0	134.9	16.4%
Membership and Exchange revenue	95.3	102.1	(6.6)%
Management and Rental revenue	61.7	32.8	88.2%
Gross profit	93.2	88.5	5.3%
Net income attributable to common stockholders	23.7	25.0	(5.2)%
Diluted EPS	$0.41	$0.44	(6.8)%
Adjusted EBITDA*	50.3	51.8	(2.9)%

Balance sheet data	March 31, 2014	December 31, 2013
Cash and cash equivalents	64.9	48.5
Debt	248.0	253.0

	Three Months Ended March 31,		Quarter Over Quarter
Cash flow data	2014	2013	Change
Net cash provided by operating activities	34.1	47.4	(28.2)%
Free cash flow*	31.0	44.4	(30.2)%

* “Adjusted EBITDA” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

DISCUSSION OF RESULTS

First Quarter 2014 Consolidated Operating Results

Consolidated revenue for the first quarter ended March 31, 2014 was $157.0 million, an increase of 16.4% from $134.9 million for the first quarter of 2013.

Net income attributable to common stockholders for the three months ended March 31, 2014 was $23.7 million, lower by 5.2% from $25.0 million for the same period of 2013. The year-over-year decrease in net income reflects lower pre-tax income of $1.8 million in the quarter largely attributable to lower transaction revenue and the unfavorable economic impact associated with the renewal of several significant long-term affiliation agreements in our Membership and Exchange segment, partially offset by incremental earnings contribution from our recently acquired businesses in the Management and Rental segment. First quarter 2014 diluted earnings per share were $0.41 compared to diluted earnings per share of $0.44 for the same period of 2013.

Adjusted EBITDA (defined below) was $50.3 million for the quarter ended March 31, 2014, compared to adjusted EBITDA of $51.8 million for the same period of 2013.

Business Segment Results

Membership and Exchange

Membership and Exchange segment revenue for the three months ended March 31, 2014 was $95.3 million, a decrease of 6.6% from the comparable period in 2013. Segment results, year to date, have been negatively impacted by a continued shift in the percentage mix of the Interval Network membership base from traditional, direct renewal members to corporate members, together with a tightening in the availability of exchange and Getaway inventory and reduced profitability in connection with developer contract renewals. Membership mix as of March 31, 2014 is comprised of 59% traditional versus 41% corporate members, compared to 61% and 39%, respectively, as of March 31, 2013.

For the first quarter of 2014, membership fee revenue (defined below) was $31.8 million, a decrease of 4.6%, and transaction revenue (defined below) was $56.1 million, a decrease of 8.2% from the comparable period in 2013.

Total active members at March 31, 2014 were approximately 1,819,000, lower by 0.5% from March 31, 2013. Average revenue per member for the first quarter of 2014 was $49.30, a decrease of 6.6% from the first quarter of 2013. During the first quarter of 2014, Interval renewed multi-year agreements with Starwood Vacation Ownership, Marriott Vacation Club, Diamond Resorts International and Tsogo Sun; four of its largest developer clients which encompass approximately two-thirds of corporate members. Additionally, 13 new vacation ownership resorts in domestic and international markets were affiliated in the first quarter.

Membership and Exchange segment adjusted EBITDA was $38.5 million in the first quarter, declining 15.9% from the prior year.

Management and Rental

Management and Rental segment revenue for the three months ended March 31, 2014 was $61.7 million, including $36.6 million of management fee and rental revenue (defined below). Year-over-year, management fee and rental revenue increased 109.9%. The improvement was primarily driven by the incremental contribution from our recently acquired businesses - VRI Europe and Aqua Hotels. Combined Aston and Aqua RevPAR (defined below) for the quarter ended March 31, 2014 was $141.45. Aston standalone RevPAR was $167.89 compared to $166.39 for the same period in 2013.

Management and Rental segment adjusted EBITDA was $11.8 million in the first quarter, an increase of 97.6% from the prior year.

CAPITAL RESOURCES AND LIQUIDITY

As of March 31, 2014, ILG’s cash and cash equivalents totaled $64.9 million, compared to $48.5 million as of December 31, 2013.

Debt outstanding as of March 31, 2014 was $248 million, compared to $253 million as of December 31, 2013. In April 2014, ILG amended its revolving credit facility and increased its borrowing capacity to $600 million from $500 million, which may be increased by an additional $100 million, subject to specified conditions.

For the first quarter of 2014, ILG’s capital expenditures totaled $3.1 million, or 2.0% of revenue, net cash provided by operating activities was $34.1 million and free cash flow (defined below) was $31.0 million. The decline in free cash flow was principally due to payments made in connection with long-term agreements.

Dividend

For the first quarter 2014, ILG paid $6.3 million, or $0.11 cents per share in dividends.

In May 2014, our Board of Directors declared a $0.11 per share dividend payable June 18, 2014 to shareholders of record on June 4, 2014.

PRESENTATION OF FINANCIAL INFORMATION

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, adjusted EBITDA, non-GAAP net income, non-GAAP basic and diluted EPS and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, adjusted EBITDA (with certain additional add-backs) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies; however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

CONFERENCE CALL

ILG will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss its results for the first quarter 2014, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (844) 826-0618 (toll-free domestic) or (973) 638-3062 (international); Conference ID: 33707426. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for 14 days via telephone starting approximately two hours after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); Conference ID: 33707426. The webcast will be archived on Interval Leisure Group’s website for 90 days after the call. A transcript of the call will also be available on the website.

ABOUT INTERVAL LEISURE GROUP

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry. Headquartered in Miami, Florida, ILG has approximately 5,000 employees worldwide. The company’s Membership and Exchange segment offers leisure and travel-related products and services to about 2 million member families who are enrolled in various programs. Interval International, the segment’s principal business, has been a leader in vacation ownership exchange since 1976. With offices in 16 countries, it operates the Interval network of more than 2,800 resorts in over 75 nations. ILG delivers additional opportunities for vacation ownership exchange through its Trading Places International (TPI) and Preferred Residences networks. ILG’s Management and Rental segment includes Aston Hotels & Resorts, Aqua Hospitality, VRI Europe (VRIE), Vacation Resorts International (VRI), and TPI. These businesses provide hotel, condominium resort, timeshare resort, and homeowners’ association management, as well as rental services, to travelers and owners at approximately 250 vacation properties, resorts, and club locations throughout North America and Europe. More information about the company is available at www.iilg.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward-looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for, or insolvency of developers; consolidation of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns; changes in our senior management; regulatory changes; our ability to compete effectively and successfully add new products and services; our ability to successfully manage and integrate acquisitions; impairment of assets; the restrictive covenants in our revolving credit facility; adverse events or trends in key vacation destinations; business interruptions in connection with the rearchitecture of our technology systems; ability of managed homeowners associations to collect sufficient maintenance fees; third parties not repaying advances or extensions of credit; failure to consummate a previously announced transaction; and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable law, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013

Revenue	$157,041	$134,881
Cost of sales	63,850	46,376
Gross profit	93,191	88,505
Selling and marketing expense	14,570	13,735
General and administrative expense	31,437	26,305
Amortization expense of intangibles	2,966	2,012
Depreciation expense	3,793	3,664
Operating income	40,425	42,789
Other income (expense):
Interest income	44	151
Interest expense	(1,324)	(1,653)
Other income (expense), net	(136)	(520)
Total other expense, net	(1,416)	(2,022)
Earnings before income taxes and noncontrolling interest	39,009	40,767
Income tax provision	(14,315)	(15,757)
Net income	24,694	25,010
Net income attributable to noncontrolling interest	(979)	(6)
Net income attributable to common stockholders	$23,715	$25,004

Earnings per share attributable to common stockholders:
Basic	$0.41	$0.44
Diluted	$0.41	$0.44
Weighted average number of shares of common stock outstanding:
Basic	57,505	56,928
Diluted	58,078	57,435
Dividends declared per share of common stock	$0.11	$—

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2014	December 31, 2013

ASSETS
Cash and cash equivalents	$64,883	$48,462
Deferred membership costs	9,226	9,828
Prepaid income taxes	—	11,211
Other current assets	117,385	89,061
Total current assets	191,494	158,562
Goodwill and intangible assets, net	764,909	766,703
Deferred membership costs	11,535	10,741
Other non-current assets	90,729	88,613
TOTAL ASSETS	$1,058,667	$1,024,619

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable, trade	$16,376	$13,793
Deferred revenue	109,630	92,503
Other current liabilities	88,730	83,262
Total current liabilities	214,736	189,558
Long-term debt	248,000	253,000
Deferred revenue	102,287	100,494
Other long-term liabilities	96,380	104,608
TOTAL LIABILITIES	661,403	647,660
Redeemable noncontrolling interest	444	426
Total ILG stockholders’ equity	362,888	343,825
Noncontrolling interest	33,932	32,708
TOTAL EQUITY	396,820	376,533
TOTAL LIABILITIES AND EQUITY	$1,058,667	$1,024,619

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2014	2013

Cash flows from operating activities:
Net income	$24,694	$25,010
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	2,966	2,012
Amortization of debt issuance costs	196	196
Depreciation expense	3,793	3,664
Non-cash compensation expense	2,847	2,557
Non-cash interest expense	4	68
Deferred income taxes	573	(985)
Excess tax benefits from stock-based awards	(1,877)	(2,474)
Loss (gain) on disposal of property and equipment	10	156
Change in fair value of contingent consideration	—	425
Changes in operating assets and liabilities:	851	16,820
Net cash provided by operating activities	34,057	47,449
Cash flows from investing activities:
Capital expenditures	(3,101)	(3,075)
Proceeds from disposal of property and equipment	(7)	5
Investment in financing receivables	(500)	—
Payments received on financing receivables	—	9,876
Net cash provided by (used in) investing activities	(3,608)	6,806
Cash flows from financing activities:
Payments on revolving credit facility	(5,000)	(20,000)
Dividend payments	(6,350)	—
Payments of contingent consideration	(816)	—
Withholding taxes on vesting of restricted stock units	(3,700)	(2,680)
Proceeds from the exercise of stock options	289	350
Excess tax benefits from stock-based awards	1,877	2,474
Net cash used in financing activities	(13,700)	(19,856)
Effect of exchange rate changes on cash and cash equivalents	(328)	(3,034)
Net increase (decrease) in cash and cash equivalents	16,421	31,365
Cash and cash equivalents at beginning of period	48,462	101,162
Cash and cash equivalents at end of period	$64,883	$132,527

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$1,222	$1,283
Income taxes, net of refunds	$699	$231

OPERATING STATISTICS

	Three Months Ended March 31,
	2014	% Change	2013
Membership and Exchange
Total active members at end of period (000’s)	1,819	(0.5)%	1,829
Average revenue per member	$49.30	(6.6)%	$52.79

Management and Rental
Available room nights (000’s)	736	110.6%	349
RevPAR	$141.45	(15.0)%	$166.39

ADDITIONAL DATA

	Three Months Ended March 31,
	2014	% Change	2013
	(Dollars in thousands)
Membership and Exchange
Transaction revenue	$56,111	(8.2)%	$61,148
Membership fee revenue	31,818	(4.6)%	33,364
Ancillary member revenue	1,623	(15.6)%	1,924
Total member revenue	89,552	(7.1)%	96,436
Other revenue	5,793	2.4%	5,659
Total revenue	$95,345	(6.6)%	$102,095

Management and Rental
Management fee and rental revenue	$36,611	109.9%	$17,445
Pass-through revenue	25,085	63.5%	15,341
Total revenue	$61,696	88.2%	$32,786
Management and Rental gross margin	35.4%	(2.3)%	36.2%
Management and Rental gross margin without Pass-through revenue	59.6%	(12.4)%	68.0%

RECONCILIATIONS OF NON-GAAP MEASURES

	Quarter Ended March 31,
	2014	% Change	2013
	(Dollars in thousands)

Net cash provided by operating activities	$34,057	(28.2)%	$47,449
Less: Capital expenditures	(3,101)	0.8%	(3,075)
Free cash flow	$30,956	(30.2)%	$44,374

	Three Months Ended March 31,
	2014			2013
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

Adjusted EBITDA	$38,530	$11,760	$50,290	$45,820	$5,951	$51,771
Non-cash compensation expense	(2,569)	(278)	(2,847)	(2,279)	(278)	(2,557)
Other non-operating income (expense), net	17	(153)	(136)	(349)	(171)	(520)
Acquisition related and restructuring costs	(365)	(873)	(1,238)	(213)	(542)	(755)
EBITDA	35,613	10,456	46,069	42,979	4,960	47,939
Amortization expense of intangibles	(334)	(2,632)	(2,966)	(337)	(1,675)	(2,012)
Depreciation expense	(3,335)	(458)	(3,793)	(3,319)	(345)	(3,664)
Less: Net income attributable to noncontrolling interest	—	979	979	—	6	6
Less: Other non-operating income (expense), net	(17)	153	136	349	171	520
Operating income	$31,927	$8,498	40,425	$39,672	$3,117	42,789
Interest income			44			151
Interest expense			(1,324)			(1,653)
Other non-operating expense, net			(136)			(520)
Income tax provision			(14,315)			(15,757)
Net income			24,694			25,010
Net income attributable to noncontrolling interest			(979)			(6)
Net income attributable to common stockholders			$23,715			$25,004

GLOSSARY OF TERMS

Acquisition related and restructuring costs - Represents transaction fees, costs incurred in connection with performing due diligence, subsequent adjustments to our initial estimate of contingent consideration obligations associated with business acquisitions, and other direct costs related to acquisition activities. Additionally, this item includes certain restructuring charges primarily related to workforce reductions and estimated costs of exiting contractual commitments.

Adjusted EBITDA - EBITDA, excluding, if applicable: (1) non-cash compensation expense, (2) goodwill and asset impairments, (3) acquisition related and restructuring costs, (4) other non-operating income and expense (including loss on extinguishment of debt), and (5) the impact of correcting prior period items. The Company’s presentation of adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

Ancillary Member Revenue - Other Interval Network member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston and Aqua at managed vacation properties, which excludes all rooms under renovation. Aqua occupied room nights are included only from the acquisition date.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network for the applicable period, divided by the monthly weighted average number of Interval Network active members during the applicable period.

EBITDA - Net income attributable to common stockholders excluding, if applicable: (1) interest income and interest expense, (2) income taxes, (3) depreciation expense, and (4) amortization expense of intangibles.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston and Aqua-managed occupied rooms. Aqua occupied room nights are included only from the acquisition date.

Management Fee and Rental Revenue — Represents revenue earned by our Management and Rental segment exclusive of pass-through revenue.

Membership Fee Revenue — Represents fees paid for membership in the Interval Network.

Pass-through Revenue - Represents the compensation and other employee-related costs directly associated with  management of the properties and homeowner associations that are included in both revenue and cost of sales and that are passed on to the property owners and homeowner associations without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period for Aston and Aqua.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue — Interval Network transactional and service fees paid primarily for exchanges, Getaways, and reservation servicing.

Interval Leisure Group

Investor Contact:

Jennifer Klein, 305-925-7302

Investor Relations

Jennifer.Klein@iilg.com

Or

Media Contact:

Christine Boesch, 305-925-7267

Corporate Communications

Chris.Boesch@intervalintl.com